Exhibit 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Forward Air Corporation 2000 Non-Employee Director Stock Option Award of our report dated January 30, 2004, with respect to the consolidated financial statements and schedule of Forward Air Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Nashville, Tennessee
October 29, 2004